UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	April 14, 2006

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Spirit 40 Park Drive, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code	(636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Pursuant to a request for clarification by an agent of certain of the Registrant’s institutional investors, the Registrant has made a modification to Section 16 of the Insituform Technologies, Inc. 2006 Employee Equity Incentive Plan (the “Plan”) reconfirming that the Registrant will not effect a “repricing” of any stock option or other benefit granted under the Plan without the approval of the Registrant’s stockholders. “Repricing” is deemed to mean the following actions or any other action that has the same effect: (i) the lowering of the purchase price of an option or other benefit after it is granted; (ii) the canceling of an option or other benefit in exchange for another option or benefit at a time when the purchase price of the canceled option or benefit exceeds the fair market value of the underlying stock (unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; (iii) the purchase of an option or other benefit for cash or other consideration, at a time when the purchase price of the purchased option or benefit exceeds the fair market value of the underlying stock (unless the purchase occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction); or (iv) an action that is treated as a repricing under generally accepted accounting principles. The full text of the amended Plan is attached as Exhibit 10.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(c)    The following exhibit is filed as part of this report:

Exhibit Number   Description

10.1                Insituform Technologies, Inc. 2006 Employee Equity Incentive Plan, as amended.

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    INSITUFORM TECHNOLOGIES, INC.

By: /s/ David F. Morris
   David F. Morris
   Vice President, General Counsel and Secretary

Date: April 14, 2006

INDEX TO EXHIBITS

Exhibit	Description

10.1	Insituform Technologies, Inc. 2006 Employee Equity Incentive Plan, as amended.